UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 17, 2006

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported in a Current Report on Form 8-K filed on August 21, 2006 (the "Initial Filing"), on August 17, 2006, Interleukin Genetics, Inc. (the "Company" or “ILI”) acquired the assets and business of Alan James Group, LLC ("Alan James Group" or “AJG”). This Amendment No. 1 amends the Initial Filing to include the historical financial statements of the Alan James Group and the pro forma financial information required by Item 9.01 of Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Alan James Group, LLC and Related Companies:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL STATEMENTS:

Combined Balance Sheets as of June 30, 2006 (Unaudited) and December 31, 2005 and 2004 (Audited)
Combined Statements of Income for the six months ended June 30, 2006 and 2005 (Unaudited) and for the years ended December 31, 2005 and 2004 (Audited)
Combined Statements of Members’ Equity for the six months ended June 30, 2006 and 2005 (Unaudited) and for the years ended December 31, 2005 and 2004 (Audited)
Combined Statements of Cash Flows for the six months ended June 30, 2006 and 2005 (Unaudited) and for the years ended December 31, 2005 and 2004 (Audited)
Notes to Combined Financial Statements June 30, 2006 and 2005 (Unaudited) and December 31, 2005 and 2004 (Audited)

(b)	Unaudited Pro Forma Combined Consolidated Financial Statements:

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS:

Unaudited Pro Forma Combined Consolidated Balance Sheet as of June 30, 2006
Unaudited Pro Forma Combined Consolidated Statement of Operations for the six months ended June 30, 2006
Unaudited Pro Forma Combined Consolidated Statement of Operations for the year ended December 31, 2005
Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

Alan James Group, LLC and Related Companies

We have audited the accompanying combined balance sheets of Alan James Group, LLC and Related Companies, (the “Company”) as of December 31, 2005 and 2004, and the related combined statements of income, members’ equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Alan James Group, LLC and Related Companies as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MORRISON, BROWN, ARGIZ & FARRA, LLP

Miami, Florida

April 20, 2006

ALAN JAMES GROUP, LLC AND RELATED COMPANIES

COMBINED BALANCE SHEETS

	June 30,	December 31,
	2006	2005	2004
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$228	$69,618	$43,520
Accounts receivable	1,296,957	1,269,587	1,363,063
Inventory	1,279,888	1,029,478	1,463,947
Prepaids and other current assets	238,366	247,320	106,097

TOTAL CURRENT ASSETS	2,815,439	2,616,003	2,976,627

PROPERTY AND EQUIPMENT, NET	181,880	193,336	339,535

OTHER ASSETS	68,828	18,469	70,000

TOTAL ASSETS	$3,066,147	$2,827,808	$3,386,162

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,041,247	$1,113,657	$610,269
Due to seller under asset purchase agreement	—	—	1,034,819
Due to factor	—	299,319	675,325
Line of credit	937,836	—	—

TOTAL CURRENT LIABILITIES	1,979,083	1,412,976	2,320,413

ACCRUED PERFORMANCE FEE – Note 9	149,569	149,569	58,697

MEMBERS’ EQUITY	937,495	1,265,263	1,007,052

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$3,066,147	$2,827,808	$3,386,162

The accompanying notes are an integral part of these combined financial statements.

ALAN JAMES GROUP, LLC AND RELATED COMPANIES

COMBINED STATEMENTS OF INCOME

	FOR THE SIX MONTHS ENDED JUNE 30,		FOR THE YEARS ENDED DECEMBER 31,
	2006	2005	2005	2004
	(Unaudited)		(Audited)

GROSS REVENUES	$6,096,437	$5,025,048	$10,773,447	$3,480,237

LESS SALES RETURNS AND TRADE PROMOTIONS	1,094,740	417,189	1,121,963	5,842

NET REVENUES	5,001,697	4,607,859	9,651,484	3,474,395

COST OF GOODS SOLD	2,762,448	2,160,234	4,910,641	725,455

GROSS PROFIT	2,239,249	2,447,625	4,740,843	2,748,940

EXPENSES
Personnel	719,441	627,183	1,170,516	511,111
Selling, general and administrative	1,386,064	1,144,325	2,647,007	1,086,987
Performance fee expense — Note 9	—	109,346	149,569	58,697
Depreciation and amortization	35,168	30,656	62,243	17,538

TOTAL EXPENSES	2,140,673	1,911,510	4,029,335	1,674,333

INCOME FROM OPERATIONS	98,576	536,115	711,508	1,074,607

OTHER INCOME (EXPENSE)
Interest income	491	93	105	2,035
Other expenses, net	(46,219)	(50,696)	(93,402)	(98,581)

TOTAL OTHER EXPENSE	(45,728)	(50,603)	(93,297)	(96,546)

NET INCOME	$52,848	$485,512	$618,211	$978,061

The accompanying notes are an integral part of these combined financial statements.

ALAN JAMES GROUP, LLC AND RELATED COMPANIES

COMBINED STATEMENTS OF MEMBERS’ EQUITY

	FOR THE SIX MONTHS ENDED JUNE 30,		FOR THE YEARS ENDED DECEMBER 31,
	2006	2005	2005	2004
	(Unaudited)		(Audited)
MEMBERS’ EQUITY (DEFICIT) - BEGINNING	$1,265,263	$1,007,052	$1,007,052	$(709)

MEMBERS’ CONTRIBUTIONS	—	—	—	90,000

NET INCOME	52,848	485,512	618,211	978,061

MEMBERS’ DISTRIBUTIONS	(380,616)	(270,000)	(360,000)	(60,300)

MEMBERS’ EQUITY - ENDING	$937,495	$1,222,564	$1,265,263	$1,007,052

The accompanying notes are an integral part of these combined financial statements.

ALAN JAMES GROUP, LLC AND RELATED COMPANIES

COMBINED STATEMENTS OF CASH FLOWS

	FOR THE SIX MONTHS ENDED JUNE 30,		FOR THE YEARS ENDED DECEMBER 31,
	2006	2005	2005	2004
	(Unaudited)		(Audited)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$52,848	$485,512	$618,211	978,061
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	35,168	30,656	62,243	17,538
Gain on sale of assets	—	(20,151)	(20,151)	—
Changes in assets and liabilities:
Accounts receivable	(27,370)	164,471	93,476	(1,363,063)
Inventory	(250,410)	(16,060)	434,469	613,794
Prepaids and other current assets	8,954	(275,788)	(141,223)	(31,986)
Other assets	(51,917)	128,295	51,531	(70,000)
Accounts payable and accrued expenses	(72,410)	1,013,730	594,260	657,755

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(305,137)	1,510,665	1,692,816	802,099

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of product inventory under asset purchase agreement	—	(587,850)	(1,034,819)	(1,117,033)
Purchases of property and equipment	(22,154)	(14,191)	(34,558)	(357,073)
Proceeds from sale of property and equipment	—	138,665	138,665	—

NET CASH USED IN INVESTING ACTIVITIES	(22,154)	(463,376)	(930,712)	(1,474,106)

CASH FLOW FROM FINANCING ACTIVITIES:
Contributions from members	—	—	—	90,000
Distributions to members	(380,616)	(270,000)	(360,000)	(60,300)
Loan repayment by member	—	—	—	7,124
(Decrease) increase in net advances from factor	(299,319)	(675,219)	(376,006)	675,325
Increase in net advances from line of credit	937,836	—	—	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	257,901	(945,219)	(736,006)	712,149

NET (DECREASE) INCREASE IN CASH	(69,390)	102,070	26,098	40,142

CASH AT BEGINNING OF PERIOD	69,618	43,520	43,520	3,378

CASH AT END OF PERIOD	$228	$145,590	$69,618	$43,520

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING:
Purchase of product inventory financed by seller under asset purchase agreement	$—	$—	$—	$1,034,819

The accompanying notes are an integral part of these combined financial statements.

ALAN JAMES GROUP, LLC AND RELATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005 (UNAUDITED) AND DECEMBER 31, 2005 AND 2004 (AUDITED)

NOTE 1.                                    ORGANIZATION AND OPERATIONS

The combined financial statements include the operations of Alan James Group, LLC, a Florida corporation, incorporated in September, 2003 and four sister companies: AJG-Alt, LLC; AJG-BI Brands, LLC; AJG-GNC, LLC and AJG-NB, LLC (collectively, the combined entities are referred to herein as the “Company”). Membership interests in each of the LLC’s are held by two individuals who are also members of senior management.  In each of the entities, the members split profits and losses on a 50/50 basis.

The nature and scope of operations of each of the Companies is as follows:

Alan James Group, LLC: corporate overhead entity. Maintains customer relationships on behalf of sister companies.

AJG-Alt LLC: This entity entered into an agreement with Alticor, Inc., (the parent company of Amway Corp., a global leader in multi-level marketing), to assist Alticor, Inc. in divesting of certain non-strategic products. The Company recognized $0, $65,000 and $1,266,250 of consulting revenue for this contract in 2006, 2005 and 2004, respectively. This revenue stream is not expected to be recurring.

AJG-BI Brands LLC: formed to acquire a line of health supplement products in October 2004. This entity is seeking to grow sales of these products.  Refer to discussion below.

AJG-GNC LLC: sells a line of skincare products on an exclusive basis to General Nutrition Center, a retailer of health related products.

AJG-NB LLC: formed to internally develop and market new brands for the group.

The Company is a rapidly growing healthcare focused consumer products company targeting the growing market for self-medication and preventive healthcare products. On October 8, 2004, AJG-BI Brands acquired product inventory and related assets, as well as the exclusive distribution rights in the United States, pertaining to a line of herbal supplements (the “BI Purchase”). The acquired products included Ginsana, Ginsana Gold, Ginkoba, Venastat, and SAM-e, and the mass market distribution rights to Kyolic in the United States. Pursuant to the BI Purchase Agreement, the Company agreed to pay $2,146,365 to acquire all of the product inventory, as well as the rights to the related trade names and trade dress. Under the BI Purchase Agreement, the Seller agreed to perform certain transitional services including customer billing and shipping during the period from October 8, 2004 through December 31, 2004.

ALAN JAMES GROUP, LLC AND RELATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005 (UNAUDITED) AND DECEMBER 31, 2005 AND 2004 (AUDITED)

NOTE 2.                                    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Combination

The combined financial statements include the accounts of Alan James Group, LLC; AJG-Alt, LLC; AJG-BI Brands, LLC, AJG-GNC, LLC and AJG-NB, LLC. All significant intercompany accounts and transactions have been eliminated.

Industry Risk and Concentrations

The market for health supplement products is competitive and other companies sell similar products to those sold by the Company. The Company’s sales and margins may be influenced by competitor actions or other factors such as the cost of product, contract terms and general market conditions.

As of June 30, 2006 and for the six months then ended, approximately 32% and 34% of total revenue and total receivables, respectively, was from a single customer. For the six months ended June 30, 2005, approximately 42% of total revenues was from a single customer. As of December 31, 2005 and for the year then ended, approximately 38% and 41% of the total revenue and total receivable, respectively, was from a single customer. During 2004, three retailers accounted for 53% of the BI revenue during the period from October 8, 2004 through December 31, 2004. One of these retailers represented 36% of BI revenue. During 2004, approximately $1.27 million of revenue (36% of total revenue) was derived from a consulting arrangement with a single customer. Although some additional consulting revenue was earned in 2005, this revenue source is not expected to be recurring in the future.

During 2006 and 2005, the majority of BI’s products are sourced from three suppliers. The Company pays a contracted rate per completed unit for each product. The suppliers are responsible for procuring raw materials and packaging finished products. If the Company is unable to maintain the relationship with these suppliers, it will need to find an alternative. Management believes that suitable alternate suppliers are available.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest.  Management periodically reviews the detail of trade receivables and, if required, adjusts the allowance for doubtful accounts to management’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Historically, the Company has not incurred any material credit losses and management has determined that no allowance is needed as of June 30, 2006 and December 31, 2005 and 2004. Management will continue to review its receivables in the future and will record allowances for doubtful accounts as credit losses are deemed to have occurred.

ALAN JAMES GROUP, LLC AND RELATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005 (UNAUDITED) AND DECEMBER 31, 2005 AND 2004 (AUDITED)

Cash

Cash includes amounts on hand and on deposit at financial institutions.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.  Management periodically evaluates inventory to identify items which are slow moving or have excess quantities. Management also considers whether certain items are carried at values which exceed the ultimate sales price less selling costs. Where such items are identified, management adjusts the carrying value to lower of cost or market.

Revenue Recognition, Sales Return and Allowances and Cost of Goods Sold

Net revenues, cost of goods sold and gross profit for the six months ended June 30, 2006, were comprised of the following (Unaudited):

	AJG-BI	AJG-GNC	AJG-NB	TOTAL

Product Revenues	$3,774,743	$450,128	$776,826	$5,001,697
Consulting Revenues	—	—	—	—

Net Revenues	3,774,743	450,128	776,826	5,001,697

Cost of Goods Sold	1,909,075	354,875	498,498	2,762,448

Gross Profit	$1,865,668	$95,253	$278,328	$2,239,249

Net revenues, cost of goods sold and gross profit for the six months ended June 30, 2005 were comprised of the following (Unaudited):

	AJG-BI	AJG-GNC	AJG-ALT	AJG-NB	TOTAL

Product Revenues	$4,273,317	$238,210	$—	$31,332	$4,542,859
Consulting Revenues	—	—	65,000	—	65,000

Net Revenues	4,273,317	238,210	65,000	31,332	4,607,859

Cost of Goods Sold	1,936,297	210,409	—	13,528	2,160,234

Gross Profit	$2,337,020	$27,801	$65,000	$17,804	$2,447,625

Net revenues, cost of goods sold and gross profit for the year ended December 31, 2005, were comprised of the following (Audited):

	AJG-BI	AJG-GNC	AJG-ALT	AJG-NB	TOTAL

Product Revenues	$8,493,640	$592,974	$—	$499,870	$9,586,484
Consulting Revenues	—	—	65,000	—	65,000

Net Revenues	8,493,640	592,974	65,000	499,870	9,651,484

Cost of Goods Sold	4,126,784	493,695	—	290,162	4,910,641

Gross Profit	$4,366,856	$99,279	$65,000	$209,708	$4,740,843

Net revenues, cost of goods sold and gross profit for the year ended December 31, 2004, were comprised of the following (Audited):

	AJG-BI*	AJG-GNC	AJG-ALT	TOTAL

Product Revenues	$2,121,720	$86,425	$—	$2,208,145
Consulting Revenues	—	—	1,266,250	1,266,250

Net Revenues	2,121,720	86,425	1,266,250	3,474,395

Cost of Goods Sold	669,721	55,734	—	725,455

Gross Profit	$1,451,999	$30,691	$1,266,250	$2,748,940

* BI revenue and cost of sales is for the period from October 8, 2004 through December 31, 2004.

ALAN JAMES GROUP, LLC AND RELATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005 (UNAUDITED) AND DECEMBER 31, 2005 AND 2004 (AUDITED)

In accordance with Statement of Financial Accounting Standards (“SFAS”) 48, Revenue Recognition When Right of Return Exists, the Company recognizes revenue, net of estimated refunds and related costs, at the time of the sale. Sales returns are estimated based on historical experience. For the six months ended June 30, 2006 and 2005 and for the years ended December 31, 2005 and 2004, the Company had recorded sales returns of $488,220, $181,444, $483,111 and $5,842, which accounted for approximately 8%, 4%, 4% and less than 1%, respectively, of gross revenue. Returns are recorded in the year such returns are received and when returns are expected to be received in the near term. As of June 30, 2006, December 31, 2005 and 2004, the Company has accrued for future returns of $0, $95,000 and $0, which is included in accounts payable and accrued expenses in the combined balance sheets. In the ordinary course of business and due to future events and circumstances, actual sales returns could be above the estimated accrued amounts. However, management believes that amounts accrued as of June 30, 2006, December 31, 2005 and 2004, are sufficient to cover such sales returns.

Sales are recorded in the financial statements net of returns and trade discounts. Revenue is recognized when earned and realizable. The Company recognizes revenue from product sales upon shipment to the customer. Product revenue is deemed earned at time of shipment. Consulting revenue is deemed earned when the related services have been rendered.

Product revenues of AJG-BI in 2004 were primarily generated from sales of the inventory acquired under the BI Purchase Agreement and thus valued at the price paid to the seller. Beginning in 2005, the Company entered into agreements with certain suppliers to supply finished goods at contracted prices. The suppliers are responsible for procuring raw material, packaging components and manufacturing the finished product. Consequently, the cost of goods sold and gross profit are largely dependent on the contracted prices per the agreements with third-party suppliers.

Property and Equipment, Net

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:

Computer and software	3 years
Automobiles	5 years
Furniture, fixtures and equipment	7 years
Real estate – condominium	27.5 years
Leasehold improvements	37.5 years

ALAN JAMES GROUP, LLC AND RELATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005 (UNAUDITED) AND DECEMBER 31, 2005 AND 2004 (AUDITED)

Limited Liability Company / Income Taxes

The financial statements include only those assets, liabilities and results of operations that relate to the businesses of the combined entities. The statements do not include any assets, liabilities, revenues or expenses attributable to the members’ individual activities.

The combined entities file their income tax returns as partnerships for federal income tax purposes. Consequently, the Company will not pay any federal income taxes as any income or loss will be included in the tax returns of the individual members of the combined entities.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at June 30, 2006, December 31, 2005 and 2004 and revenues and expenses during the periods then ended. The actual outcome of the estimates could differ from the estimates made in the preparation of the combined financial statements.

Advertising Costs

The Company expenses advertising costs as incurred. Total advertising costs of approximately $661,000, $390,000, $698,000 and $14,000 for the six months ended June 30, 2006 and 2005 and for the years ended December 31, 2005 and 2004, respectively, are included in selling, general and administrative expenses.

Impairment of Long-Lived Assets

The carrying value of long-lived assets, such as property and equipment, are reviewed if the facts and circumstances, such as significant declines in revenues, earnings or cash flows or material adverse changes in the business climate, indicate that they may be impaired.  The Company performs its review by comparing the carrying amounts of long-lived assets to the estimated undiscounted cash flows relating to such assets.  If any impairment in the value of the long lived assets is indicated, the carrying value of the long-lived assets is adjusted to reflect such impairment based on the fair value of the impaired assets or an estimate of fair value based on discounted cash flows.

ALAN JAMES GROUP, LLC AND RELATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005 (UNAUDITED) AND DECEMBER 31, 2005 AND 2004 (AUDITED)

Recent Accounting Pronouncements

Consolidation of Variable Interest Entities

The Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 46 and 46R, Consolidation of Variable Interest Entities, effective December 29, 2002.  Interpretation 46, as revised in December 2003, changes the accounting model for consolidation from one based on control through voting interests to one based on control through economic interests. Whether to consolidate an entity now also considers whether that entity has sufficient equity at risk to enable it to operate without additional subordinated financial support, whether the equity owners in that entity lack the obligation to absorb expected losses or the right to receive residual returns of the entity, or whether voting rights in the entity are not proportional to the equity interest and substantially all the entity’s activities are conducted for an investor with few voting rights. This interpretation requires a company to consolidate variable interest entities (“VIEs”) if the enterprise is a primary beneficiary of the VIE and the VIE possesses specific characteristics. It also requires additional disclosures for parties involved with VIEs. The adoption of this statement did not have an impact on the Company’s combined results of operations or financial position because the Company does not invest or participate in any entities, which would be considered VIE under Interpretation 46.

Accounting for Changes and Error Corrections

In May 2005, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 154, Accounting Changes and Error Corrections. SFAS No. 154 establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to a newly adopted accounting principle.  This statement will be effective for the Company for all accounting changes and any error corrections occurring after January 1, 2006. The Company does not expect the adoption of SFAS No.154 to have a material impact on its combined results of operations and financial condition.

Reclassifications

Certain items in the 2004 financials have been reclassified to conform to 2005 presentation.

ALAN JAMES GROUP, LLC AND RELATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005 (UNAUDITED) AND DECEMBER 31, 2005 AND 2004 (AUDITED)

NOTE 3.                                    ACCOUNTS RECEIVABLE

Accounts receivable consist entirely of trade accounts due from the sale of product inventory to customers. In connection with the BI Purchase Agreement, the seller agreed to perform certain transitional services on the Company’s behalf during the period from October 8, 2004 through December 31, 2004 (the “Transition Period”). Such services included taking customer orders, shipping product and invoicing and collecting from customers. As a result, approximately $22,000 and $1,271,000, respectively, of accounts receivable as of December 31, 2005 and 2004, were due from the seller from product sales during the Transition Period. The majority of these amounts, as well as other outstanding trade receivables, were collected after year end.

In connection with the Company’s factoring arrangement (Note 6), the factor has a security interest in accounts receivable generated from sales of products by AJG-BI Brands, LLC.

NOTE 4.                                    INVENTORY

Inventory on hand primarily consists of the following at:

	June 30,	December 31
	2006	2005	2004
	(Unaudited)	(Audited)
Raw materials	99,619	$109,028	$972,628
Packaging components	12,874	—	92,805
Finished goods	1,167,395	920,450	398,514
	$1,279,888	$1,029,478	$1,463,947

The inventory acquired through the BI Purchase Agreement in 2004 was initially recorded at fair value which was determined to be the price paid to the seller.

NOTE 5.                                  PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following at:

	June 30,	December 31,
	2006	2005	2004
	(Unaudited)	(Audited)
Computer and software	108,177	$100,763	$80,220
Automobiles	105,364	105,364	105,364
Furniture, fixtures and equipment	79,129	64,389	50,374
Real estate — condominium	—	—	95,337
Leasehold improvements	—	—	25,778
	292,670	270,516	357,073
Less accumulated depreciation	110,790	77,180	17,538
	$181,880	$193,336	$339,535

Depreciation expense was $35,168 and $30,656 for the six months ended June 30, 2006 and 2005, respectively, and $62,243 and $17,538 for the years ended December 31, 2005 and 2004, respectively.

ALAN JAMES GROUP, LLC AND RELATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005 (UNAUDITED) AND DECEMBER 31, 2005 AND 2004 (AUDITED)

NOTE 6.                                    DUE TO FACTOR

During 2004, the Company entered into an arrangement to factor receivables on a recourse basis as a means to fund its interim working capital requirements. Under the arrangement, the factor advanced the Company 80% of the face amount of factored invoices.

In connection with the BI Purchase Agreement, the Company obtained from the factoring company an $804,000 letter of credit in favor of the seller to secure a payment due to the seller on December 31, 2004. On December 31, 2004, the seller drew on the letter of credit. As agreed by the parties, prior to the expiration date of the letter of credit, in addition to the 20% withholding on factored invoices, the factoring company withheld additional amounts as a reserve against the anticipated drawing on the letter of credit.

As of December 31, 2005 and 2004, the net amount due to the factor was $299,319 and $675,325 respectively. All amounts due to the factor were satisfied through the collection of customer receivables subsequent to December 31, 2005.

Other expenses, net in the accompanying combined statement of income includes factoring fees and fees related to the letter of credit.

NOTE 7.                                    DUE TO SELLER UNDER ASSET PURCHASE AGREEMENT

As of December 31, 2004, $1,034,819 was due to the seller under the BI Purchase Agreement.  The amount was non-interest bearing and was repaid in 2005.

In connection with the BI Purchase Agreement, the seller agreed to perform certain transitional services during the Transition Period.  The Company agreed to pay the seller $34,896 per month for product shipping and storage services and $27,379 per month for order and payment processing services. As of December 31, 2004, $84,000 was due to the seller for such services. In addition, $127,400 was due to the seller for inventory purchased and freight charges incurred on the Company’s behalf during the Transition Period. These amounts are included in accounts payable and accrued expenses in the accompanying combined balance sheet as of December 31, 2004. No amounts were outstanding as of December 31, 2005. The parties agreed to offset approximately $500,000 against amounts due to the seller under the BI Purchase Agreement and amounts owed to the Company for product sales which resulted in a receivable of approximately $22,000 to the Company as described in NOTE 3.

NOTE 8.           LINE OF CREDIT

In February 2006, the Company entered into a revolving credit facility with Wachovia Bank, N.A., which provides for borrowings of up to $1.25 million, subject to a borrowing base.  In general, the borrowing base is equal to 80% of eligible accounts receivable, as defined, and 35% of eligible inventory, as defined, provided, however, that if the amount of eligible inventory exceeds 25% of the total borrowing base, then only such eligible inventory as would equal 25% of the borrowing base.

Borrowings under the facility bear interest at Prime plus 0.79% (8.25% as of June 30, 2006) and is secured by accounts receivable and inventory.  In addition, the Company must comply with covenant limitations, which include the level of indebtedness to EBITDA, the ratio of current assets to current liabilities, and total liabilities to total net worth.  The facility expires on the earlier of January 31, 2007, or the date on which the company terminates the agreement and the credit facilities provided.  At June 30, 2006, borrowings under the facility were approximately $940,000.

NOTE 9.                                    COMMITMENTS AND CONTINGENCIES

Operating Leases

Effective March, 2004, the Company entered into a ten-month lease agreement with Guardian Life Insurance Company of America for its office space in Boca Raton, Florida. The monthly lease payments were $6,000. In February, 2005, the Company entered into an eighteen-month lease for the same office space. The monthly lease payments are $5,195 plus all property taxes, insurance and maintenance.

ALAN JAMES GROUP, LLC AND RELATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005 (UNAUDITED) AND DECEMBER 31, 2005 AND 2004 (AUDITED)

Minimum future lease payments under the operating lease as of June 30, 2006, are approximately $130,000.

Rent expense was approximately $55,000, $57,000, $110,000 and $69,000, for the six months ended June 30, 2006 and 2005 and for the years ended December 31, 2005 and 2004, respectively.

Product Liability Risk

Although the Company has not received any product liability claims to date, the Company could be subject to such claims in the future. The Company has purchased insurance to protect against such losses. The Company is subject to a deductible of $50,000 per claim.

Performance Fee Due to Consultant

In connection with the BI Purchase, the Company entered into a Consulting Services Agreement with a third party (“MPG”) to provided certain strategic, marketing, developmental and category management services. The terms of the consulting agreement (the “Agreement”) provided for a monthly payment of $8,333 to MPG beginning November 1, 2004. As of December 31, 2005, this fee terminated pursuant to the terms of the Agreement. Effective April 1, 2005, MPG will also receive an account management fee equal to 3% of net sales (as defined) to specified customers. Approximately $121,000 and $15,000 was paid to MPG for such services for the year ended December 31, 2005 and 2004, respectively.

In addition to the consulting and account management fees, MPG is entitled to a performance based bonus equal to 20% and 25% of the “Transaction Profits” (as defined) resulting from the BI business as of December 31, 2005 and 2004, respectively. Transaction profits include the annual operating profit of the BI business as well as any gain which may ultimately be realized upon a sale of the business. As of December 31, 2005, the Company recorded a performance bonus of $149,569. For the period from October 8, 2004 through December 31, 2004, the Company recorded a performance bonus of $58,697. The performance bonus is payable only when and if: (a) distributions are made to the members of AJG-BI Brands LLC, provided that no performance bonus shall be payable on distributions to the members intended solely to cover any taxes payable by the members or distributions to the members constituting returns of capital, (b) AJG-BI Brands LLC or all of its assets are sold, or (c) AJG-BI Brands LLC is dissolved and its assets are distributed to members. The amount due is unsecured and is reflected as a non-current liability in the accompanying combined balance sheet.  The MPG agreement will continue in force until termination by either party, giving ninety days notice to the other party or immediately upon occurrence of specified events.

ALAN JAMES GROUP, LLC AND RELATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005 (UNAUDITED) AND DECEMBER 31, 2005 AND 2004 (AUDITED)

NOTE 10.                             EMPLOYEE BENEFIT PLAN

The Company maintains a defined contribution 401(k) plan that covers substantially all employees. Contributions to the plan are at the discretion of the Members. As of June 30, 2006 and December 31, 2005 and 2004, the Company has accrued contributions of approximately $100,000, $175,000 and $88,000, respectively.

NOTE 11.                             LITIGATION

The Company is exposed to various asserted and unasserted potential claims encountered in the normal course of business. In the opinion of management, the resolution of these matters will not have a material effect on the Company’s combined financial position or the results of its operations.

NOTE 12.                             SUBSEQUENT EVENT

On August 17, 2006, the Company entered into an Asset Purchase Agreement with Interleukin Genetics, Inc. (Interleukin) pursuant to which the Company sold the assets and business of the Alan James Group.  The Company received consideration at the closing of approximately $7,000,000 in cash and 88,055 shares of Interleukin’s common stock and will receive additional consideration of up to $1,500,000 in cash and up to 1,628,833 shares of Interleukin’s common stock over the next three years.  These contingent payments are subject to achievement of certain milestones by the business of the Alan James Group.

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On August 17, 2006, Interleukin Genetics, Inc. (the “Company”, “Interleukin” of “ILI”) entered into a Stock Purchase Agreement with Pyxis Innovations Inc. (“Pyxis”).  Pursuant to the Stock Purchase Agreement, the Company issued and sold to Pyxis an aggregate of 2,750,037 shares of Common Stock for an aggregate purchase price of $15,615,537, or $5.6783 per share.

On August 17, 2006, the Company entered into an Asset Purchase Agreement with the Alan James Group, LLC and certain of its affiliates (“Alan James Group” or “AJG”), pursuant to which the Company acquired the assets and business of the Alan James Group.  The acquired business primarily develops, markets and sells “nutraceuticals” and “OTCeuticals” and related activities.  The Company has paid consideration at the closing consisting of approximately $7,000,000 in cash and 88,055 shares of Common Stock and will pay additional contingent consideration of up to $1,500,000 in cash and up to 1,628,833 shares of Common Stock over the next three years.  These contingent payments are subject to achievement of certain milestones by the acquired business.

On August 17, 2006, the Company entered into a three-year employment agreement with Timothy J. Richerson, its Chief Executive Officer, which provides for a minimum annual base salary of $300,000, an immediate grant of 12,500 fully-vested shares of our Common Stock, annual grants of an additional 12,500 fully-vested shares of our Common Stock, annual discretionary bonuses of up to 40% of base salary and a $600 per month automobile allowance.  This employment agreement is terminable by Mr. Richerson upon one month prior written notice and by us for cause. The agreement also provides that if he is terminated without cause or he terminates his employment for good reason, he shall have the right to receive severance benefits in the amount of his then current base salary and health insurance benefits until the earlier to occur of the expiration of the term of the agreement or eighteen months following the date of termination.  In the event of a change of control, all unvested shares of ILI’s Common Stock held by Mr. Richerson would automatically vest.  In addition, the agreement provides that he will be prohibited, for a period of twelve months following the date of termination of the employment agreement, from accepting employment, or otherwise becoming involved, in any manner, with one of our direct competitors, or from providing services to any person or entity that might conflict with our interests or the interests of our customers or clients.

On August 17, 2006, the Company entered into an employment agreement with David A. Finkelstein, its Chief Strategy Officer, expiring on December 31, 2007 which provides for a minimum annual base salary of $300,000, an immediate grant of 12,500 fully-vested shares of our Common Stock, annual grants of an additional 12,500 fully-vested shares of our Common Stock, annual discretionary bonuses of up to 40% of base salary and a $600 per month automobile allowance.  This employment agreement is terminable by Mr. Finkelstein upon one month prior written notice and by us for cause. The agreement also provides that if he is terminated without cause or he terminates his employment for good reason, he shall have the right to receive severance benefits in the amount of his then current base salary and health insurance benefits until the earlier to occur of the expiration of the term of the agreement or twelve months following the date of termination.  In the event of a change of control, all unvested shares of ILI’s Common Stock held by Mr. Finkelstein would automatically vest.  In addition, the agreement provides that he will be prohibited, for a period of twelve months following the date of termination of the employment agreement, from accepting employment, or otherwise becoming involved, in any manner, with one of our direct competitors, or from providing services to any person or entity that might conflict with our interests or the interests of our customers or clients.

The following unaudited pro forma combined consolidated balance sheets as of June 30, 2006 and the unaudited pro forma combined consolidated statements of operations for the six months ended June 30, 2006 and for the year ended December 31, 2005 give effect to the acquisition described above accounted for under the purchase method of accounting. The unaudited pro forma combined consolidated financial statements are based on historical consolidated financial statements of Interleukin and the Alan James Group under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma combined consolidated financial statements.

The unaudited pro forma combined consolidated balance sheet assumes that the acquisition was consummated on June 30, 2006 and the unaudited pro forma combined consolidated statements of operations for the six months ended June 30, 2006 and for the year ended December 31, 2005  assumes the acquisition was consummated on January 1, 2006 and January 1, 2005, respectively. For purposes of presenting the unaudited pro forma combined consolidated balance sheet, Alan James Group assets and liabilities have been recorded at their estimated fair values. These fair values are based on preliminary estimates. Upon completion of a detailed review of assets and liabilities, including intangibles, certain adjustments may be required to finalize the purchase accounting that could be material to Interleukin’s financial statements.

The unaudited pro forma combined consolidated financial statements may not be indicative of the results that actually would have occurred if the acquisition had been consummated on the dates indicated or which may be obtained in the future. The unaudited pro forma combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Interleukin and the Alan James Group.

INTERLEUKIN GENETICS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED

CONSOLIDATED BALANCE SHEET

	As of June 30, 2006
	Interleukin	AJG, LLC	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
ASSETS

Current assets:
Cash and cash equivalents	$2,425,123	$228	$8,630,631	(A)(B)	$11,055,982
Accounts receivable	444,149	1,296,957			1,741,106
Inventory	—	1,279,888	1,008,951	(C)	2,288,839
Prepaid expenses and other current assets	414,279	238,366	(175,136	)(B)	477,509

Total current assets	3,283,551	2,815,439	9,464,446		15,563,436

Fixed assets, net	939,787	181,880	(71,999	)(D)	1,049,668
Patents, net	428,063	—			428,063
Intangibles	—	68,828	9,731,172	(E)	9,800,000
Other assets	36,418	—			36,418

Total Assets	$4,687,819	$3,066,147	$19,123,619		$26,877,585

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$482,146	$1,041,247	$—		$1,523,393
Accrued expenses	343,499	—	—		343,499
Deferred revenue	137,964	—	—		137,964
Commitments for funded research and development projects	198,906	—	—		198,906
Line of credit	—	937,836	(937,836	)(F)	—
Due to Alan James Group, LLC	—	—	250,000	(G)	250,000

Total current liabilities	1,162,515	1,979,083	(687,836)		2,453,762

Accrued performance fee	—	149,569	(149,569	)(F)	—

Contingent acquisition costs	—	—	4,835,832	(H)	4,835,832

Long term debt	1,902,525	—	—		1,902,525

Total liabilities	3,065,040	2,128,652	3,998,427		9,192,119

Stockholders’ equity:

Convertible preferred stock	5,000	—	—		5,000
Common stock	24,289	—	2,863	(I)	27,152
Additional paid-in capital	65,301,930	—	16,059,824	(I)	81,361,754
Accumulated deficit	(63,708,440)	—	—		(63,708,440)
Members’ equity		937,495	(937,495	)(J)	—
Other comprehensive income (loss)

Total stockholders’ equity	1,622,779	937,495	15,125,192		17,685,466

Total liabilities and stockholders’ equity	$4,687,819	$3,066,147	$19,123,619		$26,877,585

INTERLEUKIN GENETICS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Six Months Ended June 30, 2006
	Interleukin	AJG, LLC	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

Revenue	$1,576,914	$5,001,697	$—		$6,578,611

Cost of revenue	605,934	2,762,448	—		3,368,382

Gross profit	970,980	2,239,249	—		3,210,229

Expenses:
Research and development	1,568,470	—	—		1,568,470
Selling, general and administrative	1,646,951	2,140,673	175,106	(D)(F)(K)	3,962,730
Amortization of acquired intangible assets	—	—	473,889	(E)	473,889

Total operating expenses	3,215,421	2,140,673	648,995		6,005,089

Loss from operations	(2,244,441)	98,576	(648,995)		(2,794,860)

Other income (expense):
Interest income	72,193	491	—		72,684
Interest expense	(109,474)	(46,219)	46,219	(F)	(109,474)
Amortization of note discount	(230,938)	—	—		(230,938)
Other income (expense)	—	—	—		—

Total other income	(268,219)	(45,728)	46,219		(267,728)

Net loss	$(2,512,660)	$52,848	$(602,776)		$(3,062,588)

Net loss per basic and diluted common share	$(0.10)				$(0.11)

Weighted average common shares outstanding	24,105,396		2,863,092		26,968,488

INTERLEUKIN GENETICS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2005
	Interleukin	AJG, LLC	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

Revenue	$22,877	$9,651,484	$(65,000	)(L)	$9,609,361

Cost of revenue	—	4,910,641	—		4,910,641

Gross profit	22,877	4,740,843	(65,000)		4,698,720

Expenses:
Research and development	2,937,332	—	—		2,937,332
Selling, general and administrative	3,143,533	4,029,335	44,747	(D)(F)(K)	7,217,615
Amortization of acquired intangible assets	—	—	947,778	(E)	947,778

Total operating expenses	6,080,865	4,029,335	992,525		11,102,725

Loss from operations	(6,057,988)	711,508	(1,057,525)		(6,404,005)

Other income (expense):
Interest income	131,656	105	—		131,761
Interest expense	(182,617)	(122,969)	122,969	(F)	(182,617)
Amortization of note discount	(461,875)	—	—		(461,875)
Other income (expense)	—	29,567	—		29,567

Total other income	(512,836)	(93,297)	122,969		(483,164)

Net loss	$(6,570,824)	$618,211	$(934,556)		$(6,887,169)

Net loss per basic and diluted common share	$(0.28)				$(0.26)

Weighted average common shares outstanding	23,702,967		2,863,092		26,566,059

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.             Basis of Presentation

The unaudited pro forma combined consolidated balance sheet gives effect to the acquisition, which was accounted for under the purchase method of accounting, as if it had been consummated on June 30, 2006.

The unaudited pro forma combined consolidated statements of operations have been prepared to reflect the acquisition as if it occurred on January 1, 2006 and 2005, respectively. Pro forma net loss per share has been computed using the weighted average shares of common stock outstanding adjusted for the issuance of 2,863,092 shares issued in connection with the acquisition.

2.             Acquisition Financing

In connection with the acquisition, Alticor, Inc., which owns a majority interest in Interleukin, will provide $30 million in financing in the form of a $15.6 million private placement with Alticor, Inc., and a new $14.4 million credit facility. The amount available under the credit facility will be reduced by the amount of any proceeds received by Interleukin from a planned rights offering of $14.4 million of common stock to existing Interleukin common stockholders at a price of $5.68 per share, to be commenced as soon as practicable.

3.                                      Purchase Price Allocation

The purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The estimated fair value of the assets acquired and liabilities assumed exceeded the initial payments by $4.8 million resulting in negative goodwill. Pursuant to Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations (SFAS No. 141), the Company recorded as a liability, contingent consideration up to the amount of negative goodwill. If and when contingent payments become due, the Company will apply the contingent payments against the liability. Contingent payments in excess of $4.8 million, if any, will be recorded as goodwill. The allocation of the purchase price remains subject to potential adjustments, including contingent consideration and the estimated transaction costs.

The components of the preliminary purchase price allocation are as follows:

Purchase Prices:
Cash	$7,281,257
Stock	500,000
Estimated transaction costs	550,000
$8,331,257
Allocation:
Accounts Receivable	$1,479,837
Inventory	2,500,000
Other current assets	46,111
Property and equipment	109,881
Acquired intangible assets	9,800,000
Accounts payable	(768,740)
Contingent acquisition costs	(4,835,832)
$8,331,257

Differences between the above allocations and the June 30, 2006 unaudited pro forma combined consolidated balance sheet reflect changes in AJG’s balance sheet between June 30, 2006 and August 17, 2006.

Acquired intangible assets are as follows:

	Estimated
	Estimated	Remaining
Identified Intangible Assets	Fair Value*	Useful Life (Yrs)
Retailer Relationships	$5,700,000	10
Indefinite Lived Trademarks	$1,100,000	N/A
Definite Lived Trademarks	$1,200,000	8
Non-Compete Agreements	$200,000	4
OTCeutical Formulations	$1,600,000	9

Total Fair Value of Intangible Assets	$9,800,000

* Based on preliminary valuation analysis prepared by an independent valuation specialist

4.                                      Pro Forma adjustments

The following is a summary of pro forma adjustmentS reflected in the unaudited pro forma combined consolidated financial statements based on preliminary estimates, which may change as additional information is obtained:

(A)      To record the cash received from the acquisition financing, net of estimated transaction costs of $52,850

(B)        To record the cash paid for the acquisition, including estimated transaction costs of $550,000 of which $175,136 has been prepaid as of June 30, 2006

(C)        To adjust AJG’s inventory to fair value.  The cost of goods sold impact of the write-up of inventory has been excluded as it is a non-recurring item.

(D)       To eliminate AJG’s automobiles not included in the asset purchase agreement, and the related depreciation expense of $10,536 and $21,073 for the six months ended June 30, 2006 and the year ended December 31, 2005, respectively

(E)         To record the fair value of the acquired intangible assets, and the related amortization expense of $473,889 and $947,778 for the six months ended June 30, 2006 and the year ended December 31, 2005, respectively (See Note 3)

(F)         To eliminate liabilities that were excluded from the asset purchase agreement, and the related selling, general and administrative expenses of $33,750 and $217,069 for the six months ended June 30, 2006 and the year ended December 31, 2005, respectively, and the interest expense of $46,219 and $122,969 for the six months ended June 30, 2006 and the year ended December 31, 2005, respectively.

(G)        Represents the holdback amount per the asset purchase agreement

(H)  To record contingent consideration up to the amount of negative goodwill (See Note 3)

(I)            To record the issuance of the shares of common stock in connection with the acquisition

(J)           Represents the elimination of the members’ historical equity

(K)       To record the expenses associated with the employment agreements entered into in conjunction with the purchase agreement of $220,950 and $263,150 for the six months ended June 30, 2006 and the year ended December 31, 2005, respectively

(L)         To exclude the operating results of AJG-Alt LLC as it was not included in the asset purchase agreement

(d)           Exhibits.

10.1         Asset Purchase Agreement By and Among Alan James Group, LLC, AJG-NB, LLC, AJG-BI Brands, LLC, AJG-GNC, LLC, The Owners of Each of the Foregoing, AJG Brands Inc. and the Company dated August 17, 2006

10.2         Stock Purchase Agreement Between the Company and Pyxis Innovations Inc. dated August 17, 2006

10.3         Amendment No. 5 to Note Purchase Agreement between the Company and Pyxis Innovations Inc. dated March 3, 2003

10.4         Form of Promissory Note

10.5         Employment Agreement dated August 17, 2006 between the Company and Timothy J. Richerson

10.6         Employment Agreement dated August 17, 2006 between the Company and David A. Finkelstein

23.1         Consent of Morrison, Brown, Argiz & Farra, LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: October 31, 2006	/s/ Timothy J. Richerson
Timothy J. Richerson
Chief Executive Officer
(Signature)